      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2003
                                                       REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             BELL MICROPRODUCTS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                                 94-3057566
    (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 451-9400
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 W. DONALD BELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BELL MICROPRODUCTS INC.
                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 451-9400
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              MELODIE R. ROSE, ESQ.
                            FREDRIKSON & BYRON, P.A.
                              4000 PILLSBURY CENTER
                             200 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================
           TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM                           AMOUNT OF
    SECURITIES TO BE REGISTERED (1) (2)              AGGREGATE OFFERING PRICE (3)(4)              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------

Convertible Debt Securities(5)

Debt Securities

Convertible Preferred Stock

Preferred Stock

Common Stock

Securities Warrants

      Total                                                    $  35,000,000                         $  2,832
==================================================================================================================

(1) Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II. D. to Form S-3.

(2) Any securities registered hereunder may be sold separately or with other securities registered hereunder.

(3) Includes an indeterminate principal amount or number of shares of convertible debt securities, debt securities, convertible preferred stock, preferred stock, common stock and securities warrants may be issued from time to time at indeterminate prices, with an aggregate offering price not to exceed $35,000,000, plus an indeterminate principal amount or number of shares of convertible preferred stock, preferred stock or common stock as may be issued upon exercise of securities warrants or in exchange for, or upon conversion of, convertible debt securities or other shares of convertible preferred stock registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, convertible debt securities or convertible preferred stock registered hereunder.

(4) Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(5) If any convertible debt securities or debt securities are issued at an original issue discount, then the offering price may be increased by an amount such that the gross proceeds to be received by us shall be equal to the above amount to be registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL ANY OF THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 7, 2003

PROSPECTUS

                            (BELL MICROPRODUCTS LOGO)

                                   $35,000,000


                             BELL MICROPRODUCTS INC.

                                   ----------

                           CONVERTIBLE DEBT SECURITIES
                                 DEBT SECURITIES
                           CONVERTIBLE PREFERRED STOCK
                                 PREFERRED STOCK
                                  COMMON STOCK
                               SECURITIES WARRANTS

                                   ----------

         We may offer and sell, from time to time, up to $35,000,000 of any of the following securities under this prospectus:

     o   convertible debt securities;

     o   debt securities;

     o   shares of convertible preferred stock;

     o   shares of preferred stock;

     o   shares of common stock; and

     o   securities warrants.

         This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

         Our common stock is quoted on the Nasdaq National Market under the symbol "BELM."

         INVESTING IN ANY OF OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE YOU MAKE AN INVESTMENT IN THE SECURITIES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST __ , 2003.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----

ABOUT THIS PROSPECTUS.............................................................................................1
WHERE YOU CAN FIND MORE INFORMATION...............................................................................1
FORWARD-LOOKING STATEMENTS........................................................................................2
THE COMPANY.......................................................................................................3
USE OF PROCEEDS...................................................................................................3
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDENDS..................3
DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND DEBT SECURITIES....................................................4
DESCRIPTION OF CAPITAL STOCK.....................................................................................10
DESCRIPTION OF SECURITIES WARRANTS...............................................................................13
PLAN OF DISTRIBUTION.............................................................................................16
LEGAL MATTERS....................................................................................................18
EXPERTS..........................................................................................................18

                                   ----------

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under a shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $35,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus and a prospectus supplement that will contain specific information about the terms of that particular offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The information in this prospectus is accurate as of August 7, 2003. You should read both this prospectus and the applicable prospectus supplement, if any, together with additional information described under the heading "Where You Can Find More Information."

         Unless the context requires otherwise or unless otherwise noted, all references in this preliminary prospectus or any prospectus supplement to "we," "us," or "our" are to Bell Microproducts Inc. and its subsidiaries on a consolidated basis. We maintain a website at www.bellmicro.com. Information contained in our website does not constitute part of this prospectus unless otherwise specifically incorporated by reference herein.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy at prescribed rates any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

         The SEC allows us to "incorporate by reference" the information we file, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") until we sell all of the securities described in this prospectus or we earlier terminate the offering:

     o The description of our common stock contained in our Registration Statement on Form 8-A dated April 14, 1993, filed pursuant to Section 12 of the Exchange Act, which was declared effective by the SEC on June 14, 1993, including any amendment or report filed for the purpose of updating such description.

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 31, 2003.

     o   Our Current Report on Form 8-K filed April 14, 2003.

     o   Our definitive Proxy Statement on Schedule 14A filed March 19, 2003.

     o Our Quarterly Report on Form 10-Q for the period ended March 31, 2003 filed May 15, 2003.

     o   Our Current Report on Form 8-K filed June 6, 2003.

         We make available free of charge on or through our Internet website, www.bellmicro.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in our website does not constitute part of this prospectus unless otherwise specifically incorporated by reference herein.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

                           Investor Relations Department
                           Bell Microproducts Inc.
                           1941 Ringwood Avenue
                           San Jose, California 95131
                           (408) 451-9400

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus (including information incorporated or deemed incorporated by reference herein) contains "forward-looking statements" within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on our current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as "outlook", "believes", "expects", "appears", "may", "will", "should", "anticipates" or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K under the section entitled "Risk Factors" and elsewhere, and in our other reports filed with the SEC. Many of such factors related to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements.

                                   THE COMPANY

         We are a leading value-added distributor of storage products and systems, semiconductors and computer products and peripherals. We market and distribute our products at various levels of integration, from raw components to fully integrated, tested and certified systems. We carry over 150 brand name product lines as well as our own proprietary Rorke Data storage products, Markvision memory modules and TradeMark computer products. Across our product lines, we emphasize our ability to combine our extensive product portfolio with comprehensive value-added services.

         We offer components that include disk drives, semiconductors, flat panel displays and related products, and other storage products and custom-configured computer products. Our value-added services include, among others, system design, integration, installation, maintenance and other consulting services combined with a variety of storage and computer hardware and software products. In addition, we offer network attached storage, storage area network and other storage systems, computer platforms, tape drives and libraries and related software. Our selection of products and technologies, together with our independence, allows us to offer the best available hardware, software and service solutions for each customer. Customers can purchase our components as stand-alone products or in combination with certain value-added services.

                                 USE OF PROCEEDS

         Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDENDS

         Our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated are as follows:

                                                                      THREE
                                                                      MONTHS
                                                                      ENDED
                                                                     MARCH 31,                   YEAR ENDED DECEMBER 31,
                                                                     ---------     -----------------------------------------------
                                                                       2003          2002      2001      2000       1999      1998
                                                                     ---------       ----      ----      ----       ----      ----
Ratio of earnings to fixed charges                                      --            --        --       2.85       3.32      4.53
Ratio of earnings to fixed charges and preferred stock dividends        --            --        --       2.85       3.32      4.53

         We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of: income from continuing operations before income taxes, plus interest expense and other financial charges. Fixed charges consist of: interest expense including interest attributable to operating leases and other financial charges. For the years ended December 31, 2002 and 2001 and the three-month period ended March 31, 2003, earnings were insufficient to cover fixed charges by $9.67 million, $34.36 million and $7.05 million, respectively. Because we have no preferred stock outstanding, our ratios of earnings to fixed charges and preferred stock dividends are the same as our ratios of earnings to fixed charges.

         DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND DEBT SECURITIES

         Any convertible debt securities or debt securities (each referred to herein as debt securities) we issue will be governed by an indenture between us, as issuer, and a bank or trust company, as trustee. Any such debt securities will be governed by the provisions of the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We may supplement the indenture from time to time for various purposes, including establishing the form and terms of a particular series of debt securities, with the consent of the trustee.

         This description is a summary of the material provisions of any debt securities that we may issue. We urge you to read the form of the indenture because the indenture, and not this description, will govern the rights of any holder of debt securities described in this prospectus.

GENERAL

         Any series of debt securities that we issue pursuant to this prospectus, as supplemented, will constitute general repayment obligations to us and will rank equally in right of payment with any other subordinated indebtedness that we may have from time to time. We will prepare a prospectus supplement and enter into an indenture supplement relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

     o   the title of the debt securities of that series;

     o   the total principal amount of the debt securities of that series;

     o the price or prices at which we will issue debt securities of that series;

     o the date or date on which the debt securities of that series may be issued;

     o the dates on which the principal and premium, if any, of the debt securities of that series will be payable;

     o the portion of the principal amount that will be payable if the maturity date of the debt securities of that series is accelerated;

     o any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

     o the interest rate which the debt securities of that series will bear, the basis used to calculate interest and the interest payment dates for the debt securities of that series;

     o   any optional redemption provisions;

     o if the debt securities will be convertible into or exchangeable for common stock, convertible preferred stock, preferred stock or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

     o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities of that series;

     o whether the debt securities of that series are entitled to any guarantees of any of our subsidiaries;

     o   any changes to or additional events of default;

     o   any affirmative or negative covenants relating to such series; and

     o   any other terms of the debt securities of that series.

         The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities.

         Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

COVENANTS

         Any series of debt securities we issue will likely contain financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series of debt securities.

EVENTS OF DEFAULT AND REMEDIES

EVENTS OF DEFAULT

         Unless otherwise indicated in an accompanying prospectus supplement, each of the following events will be an "Event of Default" under the indenture with respect to a series of debt securities:

     o default in any payment of interest on any debt securities of that series when due that continues for 30 days;

     o default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

     o default in the payment of any sinking fund payment, if any, on any debt securities of that series when due;

     o failure to comply for 60 days after notice with our other agreements contained in the indenture or any supplement to the indenture; or

     o   our bankruptcy, insolvency or reorganization.

EXERCISE OF REMEDIES

         An Event of Default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities that may be outstanding under the indenture. If an Event of Default occurs with respect to a series of debt securities, other than an Event of Default resulting from our bankruptcy, insolvency or reorganization, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default resulting from our bankruptcy, insolvency or reorganization occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

         The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series, but only if:

     o rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

     o all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

         No holder of debt securities of any series may directly pursue in its sole interest any remedy with respect to the indenture or the debt securities of that series, unless:

     o such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

     o holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

     o such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

     o the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

     o the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period.

This provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.

         The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

     o   conflicts with law;

     o   is inconsistent with any provision of the indenture;

     o the trustee determines is unduly prejudicial to the rights if any other holder; or

     o   is likely to result in liability to the trustee.

NOTICE OF EVENTS OF DEFAULT

         Upon the occurrence of an Event of Default, we are required to give written notice to the trustee and indicate what action we propose to take to cure it. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any Event of Default has occurred during the previous year.

AMENDMENTS AND WAIVERS

         We may amend the indenture, among other times, if the holders of a majority in principal amount of all debt securities then outstanding of each series that would be affected under the indenture consent to it. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

     o reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

     o reduce the rate of or extend the time for payment of interest on any debt securities;

     o reduce the principal of or extend the stated maturity of any debt securities;

     o reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

     o   make any debt securities payable in other than U.S. dollars;

     o impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder's debt securities on or after the applicable due date;

     o impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

     o release any security that has been granted in respect of the debt securities, other than in accordance with the indenture;

     o make any change to an amendment provision which requires each holder's consent; or

     o   make any changes in the waiver provisions.

         The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

         The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past Event of Default with respect to that series, except one in respect of:

     o the payment of principal, premium, if any, or interest on any debt securities of that series when due; or

     o a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

DEFEASANCE AND DISCHARGE

         At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which is termed a "legal defeasance." If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:

     o relating to the defeasance trust, including the rights of holders to receive payments from the trust;

     o to register the transfer or exchange of the debt securities of that series;

     o to replace mutilated, destroyed, lost or stolen debt securities of that series; or

     o to maintain a registrar and paying agent in respect of the debt securities of that series.

         At any time we may also effect a "covenant defeasance," which means we have elected to terminate our obligations under or the operation of:

     o some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and

     o any Event of Default that is added specifically for such series and described in a prospectus supplement.

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default that is added specifically for such series and described in a prospectus supplement.

         In order to exercise either defeasance option, we must:

     o irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

     o comply with certain other conditions, including that no event, act or condition that is, or after the passage of time, or both, would be an Event of Default with respect to that series occurs or is continuing on the date of the deposit; and

     o deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

         In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their debt securities through maturity.

         Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however.

         In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

     o deliver all outstanding debt securities of such series to the trustee for cancellation; or

     o all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

THE TRUSTEE

         The prospectus supplement relating to any series of debt securities will identify the trustee.

         The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases, or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest after an Event of Default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.

         If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.

         The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

GOVERNING LAW

         The indenture and the debt securities will be governed by the laws of the State of California.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock is 50,000,000 shares. Those shares consist of: (a) 10,000,000 shares of preferred stock, $0.01 par value per share, none of which are outstanding; and (b) 40,000,000 shares of common stock, $0.01 par value per share. As of June 30, 2003, 20,393,416 shares of common stock were outstanding.

COMMON STOCK

         The following description of our common stock is a summary. If we offer common stock, the specific rights will be described in the prospectus supplement relating to the common stock offered. You should be aware that our amended and restated articles of incorporation, as amended, together with our bylaws, and not this summary, define any rights you may have as a holder of our common stock.

LISTING

         Our outstanding shares of common stock are quoted on the Nasdaq National Market under the symbol "BELM". Any additional common stock we issue also will be listed on the Nasdaq National Market.

DIVIDENDS

         Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when and as declared by the board of directors. Dividends may be paid in cash, stock or other form out of legally available funds. Our debt agreements prohibit the payment of cash dividends or other distributions on any of our capital stock except dividends payable in additional shares of capital stock.

FULLY PAID

         All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

VOTING RIGHTS

         Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under California corporation law, holders of common stock are entitled under certain circumstances to cumulate their votes for the election of directors.

OTHER RIGHTS

         We will notify common stockholders of any stockholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders, if any. The holders of common stock have no preemptive rights. Shares of common stock are not subject to any redemption provisions and are not convertible into any other securities.

CONVERTIBLE PREFERRED STOCK AND PREFERRED STOCK

         The following description sets forth certain general terms and provisions of the convertible preferred stock and preferred stock (each referred to herein as preferred stock) we may issue. If we offer preferred stock, the specific designations and rights will be described in the prospectus supplement relating to the preferred stock offered, including the following terms:

     o   the title of the preferred stock;

     o the series, the number of shares offered and the liquidation value of the preferred stock;

     o   the price at which the preferred stock will be issued;

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o   the liquidation preference of the preferred stock;

     o   the voting rights of the preferred stock;

     o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion;

     o   any listing of the preferred stock on any securities exchange;

     o the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation and dissolution or winding up; and

     o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

         The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation, as amended, relating to the applicable series of preferred stock, together with our bylaws. The registration statement of which this prospectus forms a part currently does or will in the future include the articles of amendment and our bylaws as exhibits or incorporate them by reference.

         Our debt agreements prohibit the payment of cash dividends or other distributions on any of our capital stock except dividends payable in additional shares of capital stock. The preferred stock will, if and when issued, be fully paid and non-assessable.

ANTI-TAKEOVER PROVISIONS

         Certain provisions in our amended and restated articles of incorporation, as amended, and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

BLANK-CHECK PREFERRED STOCK

         Our amended and restated articles of incorporation, as amended, authorize the issuance of blank check preferred stock. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

         The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

         Section 317 of the California General Corporation Law (the "CGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Article IV of the our amended and restated articles of incorporation, as amended, and Article VI of our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the CGCL. We have also entered into agreements with its officers and directors that may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from any acts or omissions or transactions from which a director may not be relieved of liability under the CGCL), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. We have obtained directors' and officers' insurance pursuant to said agreements.

         Our amended and restated articles of incorporation, as amended, also provide that the liability our directors for monetary damages to us or our shareholders is eliminated to the fullest extent permissible under the CGCL.

         The forgoing statutory provisions, provisions in our amended and restated articles of incorporation, as amended, and agreements with directors and officers may reduce the likelihood of derivative litigation against our directors, and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duties, even though such an action, if successful, might have otherwise benefited us and our stockholders. These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

         Our transfer agent and registrar of the common stock is Mellon Investor Services LLP.

                       DESCRIPTION OF SECURITIES WARRANTS

         The following description sets forth certain general terms and provisions of our securities warrants. If we offer securities warrants, the specific terms of the securities warrants offered will be described in the prospectus supplement relating to such offered securities warrants.

         We may issue warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

         We have summarized the material terms and provisions of the securities warrant agreements and securities warrants below. The description of the terms and provisions of the securities warrants to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the securities warrant agreements and the certificates representing the securities warrants. The registration statement of which this prospectus forms a part will include the securities warrant agreements and certificates as exhibits or incorporate them by reference.

GENERAL

         If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

     o   the offering price;

     o the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

     o the designation and terms of any series of debt securities with which the securities warrants are being offered and the number of securities warrants offered with each debt security;

     o the date on and after which the holder of the securities warrants can transfer them separately from the related debt securities;

     o the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

     o the date on which the right to exercise the securities warrants begins and the date on which the right expires;

     o   United States federal income tax consequences; and

     o   any other terms of the securities warrants.

         Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

         If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

     o   the offering price;

     o the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

     o the designation and terms of the series of preferred stock or common stock with which the securities warrants are being offered and the number of securities warrants being offered with each share of preferred stock or share of common stock;

     o the date on and after which the holder of the securities warrants can transfer them separately from the related preferred stock or common stock;

     o the number of shares of preferred stock or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

     o the date on which the right to exercise the securities warrants begins and the date on which the right expires;

     o   United States federal income tax consequences; and

     o   any other terms of the securities warrants.

         Securities warrants for the purchase of preferred stock or common stock will be in registered form only.

         A holder of securities warrant certificates may:

     o   exchange them for new certificates of different denominations;

     o   present them for registration of transfer; and

     o exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

         Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

EXERCISE OF SECURITIES WARRANTS

         Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

         A holder of securities warrants may exercise them by following the general procedure outlined below:

     o delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

     o properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

     o delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

         If a holder complies with the procedures described above, his securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After the holder has completed those procedures, we will, as soon as practicable, issue and deliver to the holder the debt securities, preferred stock or common stock that he purchased upon exercise. If the holder exercises fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to the holder a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

SECURITIES WARRANT ADJUSTMENTS

         Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock or preferred stock covered by, a securities warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

     o if we issue capital stock as a dividend or distribution on the common stock or preferred stock;

     o if we subdivide, reclassify or combine the common stock preferred stock;

     o if we issue rights or warrants to all holders of common stock or preferred stock entitling them to purchase common stock or preferred stock at less than the current market price; or

     o if we distribute to all holders of common stock or preferred stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock or preferred stock rights or warrants, excluding those referred to in the bullet point above.

         Except as stated above, the exercise price and number of shares of common stock or preferred stock covered by a securities warrant will not be adjusted if we issue common stock or preferred stock or any securities convertible into or exchangeable for common stock or preferred stock, or securities carrying the right to purchase common stock or preferred stock or securities convertible into or exchangeable for common stock or preferred stock.

        Holders of securities warrants may have additional rights under the following circumstances:

     o   a reclassification or change of the common stock;

     o   a consolidation or merger involving our company; or

     o a sale or conveyance to another corporation of all or substantially all of our property and assets.

         If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock or preferred stock, the holders of securities warrants then outstanding will be entitled to receive upon exercise of their securities warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their securities warrants immediately before the transaction.

                              PLAN OF DISTRIBUTION

         We may sell securities pursuant to this prospectus, as supplemented or amended, (1) through agents designated by us; (2) through underwriters or dealers; (3) directly to one or more purchasers, including our affiliates and stockholders in a rights offering; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

     o   the terms of the offering;

     o   the names of any underwriters or agents;

     o   the name or names of any managing underwriter or underwriters;

     o the purchase price or public offering price of the securities to be offered;

     o   the use of net proceeds from the sale of the securities;

     o any underwriting discounts, commissions and other items constituting underwriters' compensation;

     o   any discounts or concessions allowed or reallowed or paid to dealers;
         and

     o   any commissions paid to agents.

         Unless otherwise indicated in an applicable prospectus supplement, our selling agents, if any, will act on a best efforts basis for the period of its appointment.

         If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         If dealers are used in the sale the securities, we will sell the securities to them as principals. They may then resell that securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

         Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved.

         We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

         Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

         We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                  LEGAL MATTERS

         The validity of offer and sale of the securities when and if issued hereunder will be passed upon for us by our counsel, Fredrikson & Byron, P.A. Minneapolis, Minnesota. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================


                           (BELL MICROPRODUCTS LOGO)


                             BELL MICROPRODUCTS INC.

                                   ----------

                          CONVERTIBLE DEBT SECURITIES
                                 DEBT SECURITIES
                           CONVERTIBLE PREFERRED STOCK
                                 PREFERRED STOCK
                                  COMMON STOCK
                               SECURITIES WARRANTS

                                   ----------

                                   PROSPECTUS

                                AUGUST __, 2003

                                   ----------


================================================================================

================================================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the common stock covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee                                                $    2,832
Fees and expenses of accountants                                        28,000
Fees and expenses of legal counsel                                      25,000
Printing expenses                                                       50,000
Miscellaneous expenses                                                   9,168
                                                                    -----------
Total                                                               $  115,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California General Corporation Law (the "CGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Article IV of our amended and restated articles of incorporation, as amended, and Article VI of the our bylaws provide for indemnification of the our directors, officers, employees and other agents to the extent and under the circumstances permitted by the CGCL. We have also entered into agreements with its officers and directors that may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from any acts or omissions or transactions from which a director may not be relieved of liability under the CGCL), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. We have obtained directors' and officers' insurance pursuant to said agreements.

         Our amended and restated articles of incorporation, as amended, also provide that the liability of our directors for monetary damages to us or its shareholders is eliminated to the fullest extent permissible under the CGCL.

         Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibit 1 to this registration statement will agree to indemnify our directors and our officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933, as amended, from information furnished to us by or on behalf of any such indemnifying party.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

         The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Securities Exchange Act of 1934, as amended, as indicated in parentheses:

                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
        -------                  -----------------------

         1.1      Form of Underwriting Agreement(1)

         3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed November 14, 2000).

         3.2 Amended and Restated Bylaws (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-60954) filed on April 14, 1993).

         4.1 Indenture with respect to certain debt securities of Bell Microproducts Inc.

         4.2 Articles of Amendment to Amended and Restated Articles of Incorporation defining the terms of certain preferred stock.(2)

         4.3 Instruments defining the rights of security holders, including indentures (reference is made to Exhibits 3.1 and 3.2).

         4.4      Form of Debt Warrant Agreement(3)

         4.5      Form of Preferred Stock Warrant Agreement(3)

         4.6      Form of Common Stock Warrant Agreement(3)

         5.1      Opinion of Fredrikson & Byron, P.A.

         12.1     Statement regarding Computation of Ratios.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Fredrikson & Byron, P.A. (included in item 5.1).

         24.1 Power of Attorney (contained in the signature page to this registration statement).

         25.1     Statement of Eligibility of Trustee.(4)


----------
(1) We will file any underwriting agreement relating to debt securities, preferred stock, common stock or warrants that we enter into as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

(2) We will file any articles of amendment to our amended and restated articles of incorporation, as amended, as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

(3) We will file forms of warrant agreements relating to any debt securities, preferred stock or common stock we may offer as exhibits to one or more Current Reports on Form 8-K or in one or more post-effective amendments to this registration statement.

(4) See undertaking item 17(e).

ITEM 17. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(2) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions set forth in Item 15, any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or person controlling us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose and State of California, on the 7th day of August, 2003.


                                  BELL MICROPRODUCTS INC.



                                  By /s/ W. Donald Bell
                                    -------------------------------------------
                                        W. Donald Bell
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints W. Donald Bell and James E. Illson and each of them, either one of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him or her in any and all capacities, to sign on his or her behalf any and all amendments and post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 7, 2003.

         Signature                                                     Title
         ---------                                                     -----


/s/ W. Donald Bell                                            President, Chief Executive
------------------------------------                          and Director (principal
W. Donald Bell                                                executive officer)

/s/ James E. Illson                                           Executive Vice President,
------------------------------------                          Finance and Operations, and
James E. Illson                                               Chief Financial Officer
                                                              (principal financial and
                                                              accounting officer)

/s/ Gordon A. Campbell                                        Director
------------------------------------
Gordon A. Campbell

/s/ Eugene B. Chaiken                                         Director
------------------------------------
Eugene B. Chaiken

/s/ Edward L. Gelbach                                         Director
------------------------------------
Edward L. Gelbach

/s/ James E. Ousley                                           Director
------------------------------------
James E. Ousley

/s/ Glenn E. Penisten                                         Director
------------------------------------
Glenn E. Penisten

/s/ David M. Ernsberger                                       Director
------------------------------------
David M. Ernsberger

                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                   DESCRIPTION OF DOCUMENT
        -------                  -----------------------

         1.1      Form of Underwriting Agreement(1)

         3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed November 14, 2000).

         3.2 Amended and Restated Bylaws (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-60954) filed on April 14, 1993).

         4.1      Indenture with respect to certain debt securities of Bell
                  Microproducts Inc.

         4.2      Articles of Amendment to Amended and Restated Articles of
                  Incorporation defining the terms of certain preferred stock.(2)

         4.3 Instruments defining the rights of security holders, including indentures (reference is made to Exhibits 3.1 and 3.2).

         4.4      Form of Debt Warrant Agreement(3)

         4.5      Form of Preferred Stock Warrant Agreement(3)

         4.6      Form of Common Stock Warrant Agreement(3)

         5.1      Opinion of Fredrikson & Byron, P.A.

         12.1     Statement regarding Computation of Ratios.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Fredrikson & Byron, P.A. (included in item 5.1).

         24.1 Power of Attorney (contained in the signature page to this registration statement).

         25.1     Statement of Eligibility of Trustee.(4)


----------
(1) We will file any underwriting agreement relating to debt securities, preferred stock, common stock or warrants that we enter into as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

(2) We will file any articles of amendment to our amended and restated articles of incorporation, as amended, as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

(3) We will file forms of warrant agreements relating to any debt securities, preferred stock or common stock we may offer as exhibits to one or more Current Reports on Form 8-K or in one or more post-effective amendments to this registration statement.

(4) See undertaking item 17(e).